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                                                                   EXHIBIT 10.41

                          ASSET PURCHASE AGREEMENT


                 THIS ASSET PURCHASE AGREEMENT (this "Agreement"), dated as of December 1, 1997, is entered into between CONSOLIDATED CAPITAL OF NORTH AMERICA, INC., a Colorado corporation ("Purchaser"), and CAPITOL METALS CO., INC., a California corporation ("Seller").

                 A. Seller is in the business of supplying and processing flat rolled steel for use in the manufacture of consumer goods (the "Business"). The principal customers of Seller are steel suppliers and manufacturers throughout the United States.

                 B. On October 7, 1997 (the "Petition Date"), Seller filed a voluntary petition under chapter 11 of the Bankruptcy Code. Seller's chapter 11 case (the "Chapter 11 Case") is now pending in the U.S. Bankruptcy Court, Central District of California, as Case No. LA 97-48259-KM. Seller remains in possession of its assets and continues to operate the Business as a debtor-in-possession under the Bankruptcy Code.

                 C. On November 26, 1997, the Bankruptcy Court entered the Order Approving Overbid Procedures and Topping Fee Arrangements Re Sale of Substantially All of Assets of Debtor (the "Sale Procedures Order"). Substantially all of the assets of Seller are to be sold pursuant to the Sale Procedures Order and the terms and conditions in this Agreement.

                 D. Purchaser desires to purchase substantially all of the assets of Seller and to assume certain liabilities of Seller, upon the terms and conditions set forth in this Agreement.

                 E. Upon the execution and delivery of this Agreement by Purchaser in accordance with the Sale Procedures Order, this Agreement shall constitute an irrevocable offer by Purchaser to purchase substantially all of the assets of Seller and assume certain liabilities of Seller upon the terms and conditions set forth herein, which offer shall be deemed accepted by Seller upon the entry by the Bankruptcy Court of an order approving the sale to Purchaser and the terms and conditions of this Agreement (the "Sale Approval Order").

                 NOW, THEREFORE, in consideration of the recitals and of the terms and conditions set forth below, the parties hereby agree as follows:


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1.       PURCHASE AND SALE

                 1.1 Agreement to Purchase and Sell. Subject to all of the terms and conditions of this Agreement, at the Closing (as defined in Section 2.1), Seller shall sell, transfer and deliver to Purchaser, and Purchaser shall purchase, all right, title and interest of Seller in and to all of the Assets (as defined in Section 1.2), free and clear of all mortgages, liens, security interests and encumbrances except Permitted Liens (as defined in Section 3.4).

                 1.2 Assets to be Sold. The term "Assets" shall mean all of the assets, properties and rights of Seller used directly or indirectly in the conduct of, or generated by or constituting, the Business, except as expressly set forth in Section 1.3, including, without limitation:

                 (a) except as provided in Section 1.3(b), all cash and cash equivalents, in transit, in hand or in bank accounts, all checks, drafts, certificates of deposit, treasury securities and investments (collectively, "Cash");

                 (b) all notes, receivables, accounts receivable and unbilled charges and fees;

                 (c) all supplies, raw materials, spare parts, work-in-process, finished goods and other inventories;

                 (d)      all prepaid items and deposits held by third parties;

                 (e) all machinery, equipment, tools, vehicles, furniture, furnishings, leasehold improvements, goods and other tangible personal property;

                 (f) to the extent permitted by applicable law and except as provided in Section 1.3(d) and 1.5(a)(ii), all rights under any written or oral contract, agreement, lease, sublease, instrument, license, certificate of occupancy, operating permit or any other permit or approval of any nature, or other document, commitment, arrangement, undertaking, practice or authorization;

                 (g) all of Seller's right, title and interest in and to the name "Capitol Metals Co., Inc.";

                 (h) all rights under any trademark, service mark, trade name or copyright, whether registered or unregistered, and any applications therefor;

                 (i) all technologies, methods, formulations, data bases, trade secrets, know-how, inventions and other intellectual property used in the Business or under development;

                 (j)      except as provided in Section 1.3, and subject to
         Section 12.3, all information, files, accounts, books, records, data and plans related to the Business, including customer and supplier lists; and

                 (k) the Seller's Business as a going concern and its goodwill.


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                 1.3      Excluded Assets.  Notwithstanding the foregoing, the
term "Assets" shall not include any of the following, and the term "Excluded Assets" shall refer collectively to:

                 (a)      the items set forth on Schedule 1.3;

                 (b) an amount of Cash sufficient, in the Seller's sole discretion, to pay (i) all expenses, liabilities and obligations of Seller which arose in the regular and ordinary course of the Business before the Closing Date, other than those referred to in Section 1.5(b)(i)(A) and 1.5(b)(i)(B); (ii) all liabilities and obligations of Seller under the Contracts (as defined in Section 1.5(a)(ii)) which arose or relate to time periods before the Closing Date, and (iii) all expenses of Seller incurred in connection with the sale of the Assets, including expenses incurred by Seller's counsel but not including any professional fees;

                 (c) the corporate seal, certificate of incorporation, minute books, stock transfer records, tax returns, books of account and other records having to do with the corporate organization of Seller;

                 (d)      Daniel J. Eget's personal Lexus automobile;

                 (e) all claims, rights of action and choses in action of Seller that arose or accrued or relate to time periods prior to Closing;

                 (f) all rights accruing to Seller under this Agreement, and

                 (g) any other item that Seller and Purchaser may agree is an "Excluded Asset" and is set forth on an amendment or supplement to
         Schedule 1.3 at or prior to Closing.

                 1.4 Purchase Price. As consideration for the purchase of the Assets:

                 (a) Upon execution hereof, Purchaser shall pay to Seller a cash deposit in the amount of $25,000 (the "Deposit"), which shall be held by Seller's counsel in its client trust account. If the Closing occurs, the Deposit shall be credited against the Cash Payment (as defined in Section 1.4(b)(i)) otherwise due at Closing pursuant to
         Section 1.4(b)(i). If there is no Closing as a result of a willful breach of this Agreement by Purchaser, the Deposit shall be retained by Seller (without limiting any other rights or remedies of Seller under this Agreement or applicable law). If the Closing does not occur for some other reason, the Deposit shall be returned to Purchaser.

                 (b)      At the Closing:

                          (i) Purchaser shall pay to Seller the sum of $136,000.00, in cash or other immediately available fund (the "Cash Payment"); subject to offset as provided in Section 1.4(a) above.

                          (ii) Purchaser shall execute and deliver to Seller a secured promissory note in the amount of $1,200,000.00 in the form attached hereto as Exhibit A ("Promissory Note I");


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                          (iii)   Unless Purchaser obtains the Note Financing
                 as provided in Section 7.3, Purchaser shall execute and deliver to Seller a secured promissory note in the amount of $500,000.00, in the form attached hereto as Exhibit B ("Promissory Note II");

                          (iv) Purchaser shall execute and deliver to Seller a security agreement and related UCC-1 financing statements, all in form reasonably satisfactory to Seller (collectively, the "Security Documents"), providing for the creation and perfection of a lien on and security interest in the Assets, as security for Purchaser's obligations under Promissory Note I and Promissory Note II, which lien and security interest shall be junior only to the liens and security interests held by Congress and Handel (as such terms are defined in Section 1.5(a)(i));

                          (v) Purchaser shall transfer and deliver to Seller shares of voting common stock of Purchaser (the "Shares") having an aggregate value of $300,000, which value shall be determined based on the average of the closing sale prices of the Shares on the over-the-counter electronic bulletin board for the 14 days immediately preceding the public announcement of the transaction contemplated hereby;

                          (vi)    Purchaser shall assume the Assumed
                 Liabilities (as defined in Section 1.5(a)) as provided in
                 Section 1.5(a); provided, however, that Seller shall first apply the Cash Payment to cure any monetary defaults under the Contracts (as defined in Section 1.5(a)(ii)) existing as of the Closing Date.

                 1.5      Assumption of Liabilities; Excluded Liabilities.

                 (a) Subject to Section 1.5(b), at the Closing, Purchaser shall assume and agree to pay, discharge or perform, as appropriate, the following liabilities and obligations of Seller (collectively, the "Assumed Liabilities"):

                          (i)      (A)     Seller's liabilities and obligations
                 under its existing revolving and term loan agreements with Congress Financial Corporation ("Congress"), in an amount equal to $6,307,048.43, plus all interest, expenses and costs accrued thereunder from and after the Petition Date until the Closing Date, minus all amounts paid by Seller or on Seller's account thereunder after the Petition Date and prior to the Closing Date, minus all cash held by Congress in account number 3050113085 at Union Bank of California, 5855 Topanga Cyn. Blvd., Woodland Hills, California as of the Closing Date; and (B) all liabilities and obligations of Seller under its note dated May 5, 1997 to the Estate of Nat Handel ("Handel"), the outstanding principal balance of which is $600,000 as of the date hereof;

                          (ii) all liabilities and obligations of Seller pursuant to or in respect of all agreements, contracts, commitments, purchase orders, leases, subleases, documents, instruments and undertakings relating to the Business which are outstanding on the Closing Date (collectively, the "Contracts"), to the extent that such liabilities and obligations arise in or relate to time periods on or after the Closing Date, and


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                          (iii)   all liabilities and obligations of Seller
                 (other than the note payable to Daniel J. Eget and the Congress debt and Handel debt referred to in Section 1.5(a)(i) above) arising in the regular and ordinary course of the Business, to the extent that such liabilities and obligations arise in or relate to time periods on or after the Closing Date.

                 (b) Notwithstanding Section 1.5(a), in no event shall Purchaser assume or incur any liability or obligation under this
         Section 1.5 or otherwise in respect of any of the following (collectively, the "Excluded Liabilities"):

                          (i) all liabilities and obligations of Seller which arose in the regular and ordinary course of the Business before the Closing Date, other than (A) the Congress debt and Handel debt referred to in Section 1.5(a)(i), and (B) the post-Closing liabilities and obligations under the Contracts assumed by Purchaser pursuant to Section 1.5(a)(ii);

                          (ii) any liability or obligation in respect of any claim, or any breach by Seller of any provision of any Contract, regardless of when made or asserted, which arises out of Seller's operation of the Business prior to the Closing or any service performed or any product designed, sold, manufactured or shipped by or on behalf of Seller prior to the Closing;

                          (iii) any liability relating to, and any claim which arises out of or is based upon, any unfair labor practice, any collective bargaining agreement, any pension plan or any employee-related matter arising in or related to time periods prior to the Closing;

                          (iv) any federal, state or local income, sales or other tax payable with respect to the (A) the Business, assets, properties or operations of Seller for any period prior to the Closing, or (B) incident to or arising as a consequence of the negotiation or consummation by Seller of this Agreement and the transactions contemplated hereby;

                          (v) any liability or obligation relating to the Excluded Assets;

                          (vi) subject to Section 9.1, any liability or obligation of Seller arising or incurred in connection with the negotiation, preparation and execution of this Agreement and the transactions contemplated hereby, including any fees or expenses of Seller's counsel, accountants or other experts, and any brokerage or finders fee or commission or other payment to any entity or person in connection with the consummation of the transactions contemplated hereby; and

                          (vii) any liability or obligation of Seller identified on Schedule 1.5(b) as an "Excluded Liability".

                 1.6 Restricted Shares; Investment Representations; Piggyback Registration Rights.

                 (a) The Shares will not be registered under the Securities Act of 1933, as amended (the "Securities Act"), and accordingly will constitute "restricted securities" for purposes of the Securities Act. Seller will not be able to transfer such Shares except upon compliance with the registration requirements of the Securities Act and applicable state securities laws or pursuant to an exemption



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         therefrom.  The certificates evidencing the Shares shall contain a legend to the foregoing effect, and Seller shall execute and deliver at Closing an investment letter in a form reasonably satisfactory to Seller and Purchaser (the "Investment Letter") acknowledging that the Shares are restricted securities and consenting to the foregoing transfer restrictions.

                 (b) The holders of the Shares shall have "piggyback" registration rights as set forth in a registration rights agreement in a form reasonably satisfactory to Seller and Purchaser (the "Registration Rights Agreement") to be executed at Closing.

                 1.7 Allocation of Purchase Price. The Purchase Price shall be allocated among the Assets as set forth in a purchase price allocation statement (the "Purchase Price Allocation") to be executed and delivered by each party at the Closing. The Purchase Price Allocation may be adjusted after Closing by Purchaser and Seller in writing. The Purchase Price Allocation was arrived at arm's length between the parties. Each party agrees to complete and to file IRS Form 8594 with its federal income tax return consistent with the Purchase Price Allocation for the tax year in which the Closing occurs, and no party shall take a position on any tax return, before any governmental agency or in any judicial proceeding that is in any manner inconsistent with the Purchase Price Allocation without prior consent of the other party.

2.       CLOSING

                 2.1 Time and Place of Closing. The closing (the "Closing") of the sale and purchase of the Assets shall be held at the offices of Sulmeyer, Kupetz, Baumann & Rothman, 300 South Grand Avenue, 14th Floor, Los Angeles, California 90071, at 10:00 a.m. on December 31, 1997 or such other date after entry of the Sale Approval Order as the parties may agree (the "Closing Date").

                 2.2 Items to be Delivered at Closing. At the Closing, the following documents (the "Closing Documents") shall be executed and delivered by the parties thereto:

                 (a)      Seller shall execute and deliver to Purchaser:

                          (i) an assignment and bill of sale, substantially in the form of Exhibit C;

                          (ii) an assignment and assumption agreement substantially in the form of Exhibit D (the "Assumption Agreement");

                          (iii) a settlement statement prepared by Seller (the "Settlement Statement");

                          (iv)    the Purchase Price Allocation;

                          (v)     the Investment Letter;

                          (vi)    the Registration Rights Agreement; and

                          (vii) such other documents or instruments as Purchaser may reasonably require.


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                 (b)      Purchaser shall execute and deliver to Seller:

                          (i)     Promissory Note I and Promissory Note II;

                          (ii)    the Security Documents;

                          (iii) certificates representing the Shares duly issued in the name of Seller;

                          (iv)    the Assumption Agreement;

                          (v)     the Settlement Statement;

                          (vi)    the Purchase Price Allocation;

                          (vii)   the Registration Rights Agreement; and

                          (viii) such other documents or instruments as Seller may reasonably require.

                 2.3 Delivery of Possession. At the Closing, Seller shall deliver possession of the Assets and, simultaneously with such delivery shall take all steps as may be required to put Purchaser in actual possession and operating control of the Assets, including, without limitation, delivery to Purchaser of all keys to the premises on which the Business is operated or the Assets are located, all access codes, security codes, passwords and the like. Seller shall execute and deliver such further documents and instruments as Purchaser may reasonably request in order to cause full possession and control of all of the Assets and of all other things and matters pertaining to the operation of the Business to be transferred and delivered to Purchaser.

                 2.4 Third Party Consents. To the extent that Seller's rights under any Contract or other Asset to be assigned to Purchaser hereunder may not be assigned without the consent of another person, and such consent has not been obtained by the Closing Date, or the need for such consent has not been obviated by Bankruptcy Court order, this Agreement shall not constitute an agreement to assign the same if an attempted assignment would constitute a breach thereof or be unlawful. Seller, at its expense, shall use commercially reasonable efforts to obtain any such required consents as promptly as possible after Closing, provided that Seller shall not be required to expend any money for such purposes.

                 2.5 Further Assurances. From time to time after the Closing, at Purchaser's request and expense, Seller shall execute, acknowledge and deliver to Purchaser such other instruments of conveyance and transfer and shall take such other actions and execute and deliver such other documents, certifications and further assurances as Purchaser may reasonably require in order to vest more effectively in Purchaser, or to put Purchaser more fully in possession of, any of the Assets, or to better enable Purchaser to complete, perform or discharge any of the Assumed Liabilities. Each of the parties hereto shall cooperate with the other and execute and deliver to the other parties hereto such other instruments and documents and take such other actions as may be reasonably requested from time to time by any other party hereto as necessary to carry out, evidence and confirm the intended purposes of this Agreement and the consummation of the transactions hereunder.


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3.       REPRESENTATIONS AND WARRANTIES OF SELLER

                 Seller hereby represents and warrants to Purchaser as follows:

                 3.1 Corporate Existence. Seller is a corporation duly organized, validly existing and in good standing under the laws of the State of California. Seller is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of the Business by it requires it to be so qualified.

                 3.2 Corporate Power; Authorization; Enforceable Obligations. Seller has the corporate power and authority to execute, deliver and perform this Agreement. The execution, delivery and performance of this Agreement by Seller have been duly authorized by all necessary corporate action. This Agreement has been, and the other agreements, documents and instruments required to be executed and delivered by Seller hereunder (the "Seller's Documents") will be, duly executed and delivered by Seller. Subject to approval of the Bankruptcy Court in Seller's Chapter 11 Case, this Agreement constitutes, and the Seller's Documents when executed and delivered will constitute, the valid and binding obligations of Seller, enforceable against Seller in accordance with their respective terms.

                 3.3 No Conflicts. Except for the approval of Congress and of the Bankruptcy Court in Seller's Chapter 11 Case, the execution, delivery and performance of this Agreement and the Seller's Documents does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other person under:
(a) any existing law or governmental rule or regulation to which Seller is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory authority applicable to Seller, (c) the charter documents or by-laws of, or any securities issued by Seller, or (d) any mortgage, indenture, agreement, contract, lease or other instrument or document to which Seller is a party, by which Seller may have rights or by which any of the Assets may be bound or affected, or which gives any party with rights thereunder the right to terminate, modify, accelerate or otherwise change the existing rights or obligations of Seller thereunder. Except for approval of the Bankruptcy Court in Seller's Chapter 11 Case, no authorization, approval or consent of, and no registration or filing with, any governmental or regulatory authority is required in connection with the execution, delivery or performance of this Agreement and the Seller's Documents by Seller.

                 3.4 Title to Properties. As of the date of entry of the Sale Approval Order, Seller shall have good and marketable title to all of the Assets (except for inventory or other assets sold in the ordinary course of business consistent with past practice), free and clear of all mortgages, liens, security interests and other encumbrances and defects of title, except for the following ("Permitted Liens"):

                 (a) liens for current real or personal property taxes not yet due and payable;

                 (b)      worker's, carrier's and materialman's liens;

                 (c) interests of lessors under any and all leases covering equipment and other tangible personal property included in the Assets;


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                 (d)      liens and security interests in favor of Congress and
         Handel, to the extent not released at Closing;

                 (e) liens and security interests in favor of Seller created by the Security Documents;

                 (f) liens and other interests set forth on Schedule 3.4, and

                 (g) liens that are immaterial in character, amount and extent and that do not detract from the value or interfere with the present or proposed use of the properties they affect.

                 3.5      Condition of Tangible Assets.  Except as set forth in
Schedule 3.5, all tangible property included in the Assets, including, without limitation, all equipment of Seller, is in good operating condition and repair, except for normal wear and tear, and is usable in the regular and ordinary course of business.

                 3.6 Litigation. Except for the Chapter 11 Case and except for the litigation set forth in Schedule 3.6 (for which Seller shall retain liability), no litigation, including any arbitration, investigation or other proceeding of or before any court, arbitrator or governmental or regulatory authority, is pending or, to Seller's knowledge, threatened against Seller which relates to the Business, the Assets or the transactions contemplated by this Agreement. Except for the Chapter 11 Case and except as set forth in Schedule 3.6, Seller is not a party to or subject to any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory authority which may adversely affect Seller, the Assets or the transactions contemplated hereby.

                 3.7 Disclosure. Seller has disclosed to Purchaser any and all of the following of which Seller has actual knowledge: (a) any existing environmental conditions that may adversely affect Purchaser's use of the Leased Premises or Purchaser's operation of the Business; (b) any delinquent sales taxes or sales tax returns, and (c) any claims pending under any employee benefit plan that may adversely affect Purchaser's operation of the Business; provided, however, that nothing herein shall imply that Seller has any affirmative duty of inquiry with respect to the matters referred to in subsection (a) and (c) above. The lists of Seller's inventory previously furnished to Purchaser do not include any of the Excluded Assets.

4.       REPRESENTATIONS AND WARRANTIES OF PURCHASER.

                 Purchaser represents and warrants to Seller as follows:

                 4.1 Corporate Existence. Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the State of Colorado. Purchaser is duly qualified to do business and is in good standing as a foreign corporation in each jurisdiction where the conduct of its business requires it to be so qualified.

                 4.2 Corporate Power and Authorization. Purchaser has the corporate power and authority to execute, deliver and perform this Agreement and the other agreements, documents and instruments required to be delivered by Purchaser in accordance with this Agreement (the "Purchaser's Documents"). The execution, delivery and performance of this Agreement by Purchaser have been, and the Purchaser's Documents when executed will be, duly authorized by all necessary corporate action. This Agreement has been duly executed



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and delivered by Purchaser and this Agreement constitutes, and the Purchaser's
Documents when executed and delivered will constitute, the valid and binding obligations of Purchaser enforceable against Purchaser in accordance with their respective terms.

                 4.3 No Conflicts. The execution, delivery and performance of this Agreement and the Purchaser's Documents by Purchaser does not and will not violate, conflict with or result in the breach of any term, condition or provision of, or require the consent of any other party to: (a) any existing law, ordinance, or governmental rule or regulation to which Purchaser is subject, (b) any judgment, order, writ, injunction or decree of any court, arbitrator or governmental or regulatory authority which is applicable to Purchaser, (c) the charter documents or by-laws of, or any securities issued by, Purchaser or (d) any mortgage, indenture, agreement, contract, lease or other instrument or document to which Purchaser is a party or by which Purchaser is bound. No authorization, approval or consent of, and no registration or filing with, any governmental or regulatory authority is required in connection with the execution, delivery and performance of this Agreement and the Purchaser's Documents by Purchaser.

                 4.4 Capital Structure. The authorized capital stock of Purchaser consists of 50,000,000 shares of common stock, par value $.0001 per share and 10,000,000 share of preferred stock, par value $.01 per share. As of the date of this Agreement 15,867,121 shares of common stock were outstanding (excluding the Shares); no shares of common stock were held by Purchaser in its treasury, and no shares of preferred stock were issued or outstanding. The Shares to be issued pursuant to this Agreement will be, when issued, validly issued, fully paid and nonassessable and not subject to preemptive rights and free and clear of all liens, claims and encumbrances. Except as set forth on
Schedule 4.4, there are no options, warrants, calls, agreements or other rights to purchase or otherwise acquire from Purchaser at any time, or upon the happening of any stated event, any shares of Purchaser's capital stock, whether or not presently issued or outstanding.

                 4.5 SEC Documents. Purchaser has furnished Seller with true and complete copies of: (a) Purchaser's 10-KSB for the fiscal year ended December 31, 1996, (b) Consolidated's Forms 10-QSB for the quarters ended March 31, 1997, June 30, 1997 and September 30, 1997; and (c) all Forms 8-K filed by Purchaser during 1997 (collectively, the "SEC Documents"). Since January 1, 1997, Consolidated has filed with the Securities and Exchange Commission (the "SEC") all documents required to be filed pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and the rules and regulations promulgated by the SEC thereunder (the "Rules"). As of their respective dates, the SEC Documents complied in all material respects with applicable requirements of the Exchange Act and the Rules, and none of the SEC Documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading. Purchaser's financial statements included in the SEC Documents comply in all material respects with applicable accounting requirements and with the Rules.

5.       SURVIVAL OF REPRESENTATIONS AND WARRANTIES.

                 All representations and warranties made by the parties in this Agreement or in any certificate, schedule, statement, document or instrument furnished hereunder shall survive the Closing for the period of time specified in Sections 9.1 and 9.2.


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6.       AGREEMENTS OF SELLER PENDING THE CLOSING.

                 Seller covenants and agrees that, pending the Closing and unless otherwise agreed by Purchaser:

                 6.1 Conduct of Business and Maintenance of Physical Assets. The Business shall be conducted in the ordinary course consistent with Seller's past practices. Seller shall maintain and service the physical assets used in the conduct of the Business in a manner consistent with Seller's past practices.

                 6.2 Sale of Assets. Seller shall not, directly or indirectly, sell or encumber all or any part of the Assets, other than in the ordinary course of business consistent with Seller's past practices.

                 6.3      Access.

                 (a) Upon reasonable prior notice to Seller, Seller shall give Purchaser's officers, employees, counsel, accountants and other representatives full access to and the right to inspect, during normal business hours and subject to Section 7.2, all of the premises, properties, assets, records, contracts and other documents relating to the Business and shall permit them (subject to prior clearance from Les Juhos or Daniel Eget) to consult with Seller's officers, employees, accountants, counsel and agents for the purpose of making such investigation of the Business and the Assets as Purchaser desires to make, provided that such investigation shall not unreasonably interfere with Seller's business operations. Subject to Section 7.2, Seller shall furnish to Purchaser all such documents and copies of documents and records and information with respect to the affairs of the Business and copies of any working papers relating thereto as Purchaser may from time to time reasonably request and shall permit Purchaser and its agents to make such physical inventories and inspections of the Assets as Purchaser may request from time to time.

                 (b) Seller shall cooperate with Purchaser and its representatives and agents in their efforts to produce an environmental assessment of the real property on which the Business is conducted and an environmental audit of the Business. Upon reasonable prior notice to Seller, and provided that consent of the property owner is obtained, Seller shall allow Purchaser and its representatives and agents access to such real property at all reasonable times prior to Closing for the purposes for conducting such inspections, reviews, inventories, observations, tests, analyses, examinations and investigations as Purchaser may reasonably desire.
         To the extent that the following are within Seller's possession or control, Seller shall allow Purchaser and its representatives and agents access to all plans and specifications for the improvements on such real property and all current and historical maintenance records, licenses, permits, reports and certificates relating to the real property and any environmental audit of the Business. Purchaser shall pay all costs and expenses of Purchaser's investigation and hold harmless Seller and Seller's officers, directors, employees, representatives and agents from all such costs and expenses and from any damages incurred or claims or demands made in connection with such investigation.

7.       AGREEMENTS OF PURCHASER PENDING THE CLOSING

                 7.1 Actions of Purchaser. Purchaser shall not knowingly take any action which would result in a breach of any of its representations and warranties hereunder. Purchaser shall cooperate with Seller and use its best efforts to cause all of the conditions to the obligations of Purchaser and Seller under this Agreement to be satisfied on or prior to the Closing Date.

                 7.2 Confidentiality. Unless and until the Closing has been consummated, Purchaser will hold, and shall cause its officers, directors, employees, counsel, independent certified public accountants, bankers, appraisers and other agents to hold, in confidence all documents, records, data and information made available to Purchaser in connection with this Agreement with respect to the Business (the "Confidential Information"). Prior to the Closing Date, Purchaser shall not use any Confidential Information or other information relating to the Business which is not otherwise publicly available for any purpose unrelated to the consummation of the transactions contemplated hereby. Prior to the Closing Date or in the event this Agreement is terminated, Purchaser shall not disclose any such Confidential Information or other information to any person, unless and until such time as such Confidential Information or other information is otherwise publicly available or as Purchaser is advised by counsel that such Confidential Information or other information is required by law to be disclosed (in which cases Seller shall be promptly notified). In the event this Agreement is terminated, Purchaser agrees to return promptly every document furnished to Purchaser by Seller in connection with the transactions contemplated hereby, any copies thereof Purchaser may have made, and any documents prepared primarily based upon information contained therein, and Purchaser shall cause its representatives and agents to whom such documents were furnished promptly to return such documents and any copies thereof any of them may have made.

                 7.3 Financing. Purchaser has received financial commitments from financial institutions and other parties to refinance the Seller's existing indebtedness to Congress Financial Corporation, and to pay related fees and expenses (the "Acquisition Financing"). Purchaser shall use its best efforts to satisfy, on or before the Closing Date, all requirements of such financing arrangements which are conditions to closing such financing. In addition, Purchaser shall use reasonable efforts to obtain financing for that portion of the consideration evidenced by Promissory Note II (the "Note Financing"). If Purchaser is able to obtain the Note Financing, Purchaser shall pay $500,000.00 in cash or other immediately available funds to Seller at Closing in lieu of execution and delivery of Promissory Note II to Seller.

8.       CONDITIONS PRECEDENT TO THE CLOSING

                 8.1 Conditions Precedent to the Obligations of Purchaser. The obligations of Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver by Purchaser, prior to or at the Closing, of each of the following conditions precedent:

                 (a) Representations and Warranties. The representations and warranties of Seller contained in this Agreement and in any certificate or document delivered by Seller to Purchaser under this Agreement shall have been true in all material respects on the date hereof (except as set forth in any amended Schedule furnished by Seller after the date hereof) and shall be true in all material respects on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                 (b) Compliance with this Agreement. Seller shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Seller prior to or at the Closing.

                 (c) Lease Agreement, Non-Disturbance Agreement. The lease agreement between Danat Investment Company, a California general partnership ("Lessor"), and Purchaser, for the premises at 20000 South Western Avenue, Torrance, California (the "Leased Premises"), in form reasonably satisfactory to Purchaser (the "Lease Agreement") shall have been executed and delivered by Lessor to Purchaser. The beneficiary under any mortgage or deed of trust encumbering the Leased Premises and the landlord under any ground lease affecting the Leased Premises shall have executed and delivered to Purchaser a non-disturbance agreement, in recordable form and otherwise in form reasonably satisfactory to Purchaser (the "Non-Disturbance Agreement").

                 (d) Handel Debt Extension. Seller shall have obtained an extension of the due date of Seller's indebtedness to Handel to June 30, 1998 or any time thereafter, provided that Seller shall not be required to pay any consideration to Handel or to increase Seller's liability to Handel in order to obtain such an extension.

                 8.2 Conditions Precedent to the Obligations of Seller. All obligations of Seller under this Agreement are subject to the satisfaction, or waiver by Seller, prior to or at the Closing, of each of the following conditions precedent:

                 (a) Representations and Warranties. The representations and warranties of Purchaser contained in this Agreement and in any certificate or document delivered by Purchaser to Seller under this Agreement shall have been true in all material respects on the date hereof and shall be true on the Closing Date with the same effect as though such representations and warranties were made as of such date.

                 (b) Compliance with this Agreement. Purchaser shall have performed and complied with all agreements and conditions required by this Agreement to be performed or complied with by Purchaser prior to or at the Closing.

                 8.3 Conditions Precedent to the Obligations of Both Parties. The obligations of both Seller and Purchaser to consummate the transactions contemplated by this Agreement are subject to the satisfaction, or waiver by both parties, of each of the following conditions precedent:

                 (a) No Pending Litigation. On the Closing Date, no suit, action or other proceeding, or injunction or final judgment relating thereto, shall be pending before any court or governmental or regulatory authority in which it is sought to restrain or prohibit or to obtain damages or other relief in connection with this Agreement or the consummation of the transactions contemplated hereby.

                 (b) Consents and Approvals; Release of Liens. All required consents, approvals, authorizations or orders required in connection with the sale of the Assets (the "Consents") shall have been obtained and shall be in effect on the Closing Date, including, without limitation, approval by the Bankruptcy Court in Seller's Chapter 11 Case of the sale of the Assets by Seller to Purchaser pursuant to the terms and conditions of this Agreement and the Sale Approval Order, or else the need for any such Consent shall have been obviated by Bankruptcy Court order. The Sale Approval Order shall be in form and substance reasonably acceptable to Seller and Purchaser, shall have been entered on the docket of the Bankruptcy Court and shall be in full force and effect and shall not have been stayed by any court. All existing liens on the Assets shall have been released except (i) any lien in favor of Congress in the event that Congress provides a portion of the Acquisition Financing as of the Closing; (ii) any lien of Handel securing the Handel note, and (iii) Permitted Liens.

                 (c) Closing Documents. The closing documents set forth in Section 2.2 hereof shall have been executed and delivered by the parties thereto.

9.       INDEMNIFICATION

                 9.1 Indemnification Obligation of Seller. If the Closing occurs, then from and after the Closing, for a period of six months, Seller shall reimburse, indemnify and hold harmless and defend Purchaser, its officers, directors, employees, representatives and other agents, and their successors and assigns, against and in respect of:

                 (a) Except for the Assumed Liabilities, any and all claims, demands, causes of action, damages, losses, liabilities, costs, expenses, fees (including, without limitation, reasonable attorneys' fees), judgments and good faith settlements of claims or judgments arising out of or resulting from:

                          (i) the operations or assets of the Business prior to the Closing, or the actions or omissions of Seller's officers, directors, employees and agents relating to the Business or the Assets prior to the Closing;

                          (ii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Seller under this Agreement or any Closing Document to which Seller is a party, and

                          (iii)   the Excluded Liabilities; and

                 (b) any and all actions, suits, claims, proceedings, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.1.

                 9.2 Indemnification Obligation of Purchaser. If the Closing occurs, then from and after the Closing, for a period of six months, Purchaser shall reimburse, indemnify and hold harmless Seller, its officers, directors, employees, representatives and other agents, and their successors or assigns, against and in respect of:

                 (a) Except for the Excluded Liabilities, any and all claims, demands, causes of action, damages, losses, liabilities, costs, expenses, fees (including, without limitation, reasonable attorneys' fees), judgments and good faith settlements of claims or judgments arising out of or resulting from:

                          (i) the operations or assets of the Business after the Closing, or the actions or omissions of Purchaser's officers, directors, employees and agents relating to the Business or the Assets after the Closing;

                          (ii) any misrepresentation, breach of warranty or nonfulfillment of any agreement or covenant on the part of Purchaser under this Agreement or any Closing Document to which Purchaser is a party, and

                          (iii)   the Assumed Liabilities; and

                 (b) any and all actions, suits, claims, proceeding, investigations, demands, assessments, audits, fines, judgments, costs and other expenses (including, without limitation, reasonable attorneys' fees and expenses) incident to any of the foregoing or to the enforcement of this Section 9.2.

                 9.3      Method of Asserting Claims, Etc.

                 (a) In the event that any claim or demand ("Claim") for which a party (the "Indemnifying Party") would be liable to another party (the "Indemnified Party") is asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly notify the Indemnifying Party of such Claim, specifying the nature of the Claim and the amount or estimated amount thereof (which estimate shall not be conclusive of the final amount of such Claim) (the "Claim Notice"). The Indemnifying Party shall have 30 days from of the Claim Notice (the "Notice Period") to notify the Indemnified Party (i) whether or not it disputes liability to the Indemnified Party with respect to such Claim, and (ii) notwithstanding any such dispute, whether or not it desires, at its sole cost and expense, to defend the Indemnified Party against such Claim.

                 (b) If the Indemnifying Party disputes its liability with respect to the Claim (whether or not the Indemnifying Party desires to defend the Indemnified Party against such Claim as provided below), the Claim shall be resolved in accordance with Section 9.6 hereof. Pending resolution of the dispute, such Claim shall not be settled without prior consent of the Indemnified Party.

                 (c) In the event that the Indemnifying Party notifies the Indemnified Party within the Notice Period that it desires to defend the Indemnified Party against such Claim then the Indemnifying Party shall have the right to defend the Indemnified Party by appropriate proceedings. If the Indemnified Party desires to participate in (but not control) any such defense, it may do so at its sole cost and expense.

                 (d) If the Indemnifying Party does not dispute its liability with respect to such Claim, the amount of such Claim, or if the same be defended by the Indemnifying Party then that portion thereof as to which such defense is unsuccessful, shall be conclusively deemed to be a liability of the Indemnifying Party.

                 (e) In the event an Indemnified Party has a Claim against the Indemnifying Party hereunder that is not being asserted against or sought to be collected from the Indemnified Party by a third party, the Indemnified Party shall promptly send a Claim Notice with respect to such Claim to the Indemnifying Party. If the Indemnifying Party disputes its liability with respect to such Claim, such dispute shall be resolved in accordance with Section 9.6 hereof. If the Indemnifying Party does not notify the Indemnified Party within the Notice Period that it disputes such Claim, the amount of such Claim shall be conclusively deemed a liability of the Indemnifying Party hereunder.

                 9.4 Payment. Upon the determination of liability of the Indemnifying Party hereunder, the Indemnifying Party shall pay to the Indemnified Party, within 10 days after such determination, the amount of the liability. The Indemnifying Party shall receive a credit for any insurance proceeds or other third-party payments received or receivable by the Indemnified Party with respect to the Claim. Upon payment in full, the Indemnifying Party shall be subrogated to the rights of the Indemnified Party against any third person, firm or corporation with respect to the Claim. If it is determined that Purchaser is entitled to indemnification under this Agreement, Purchaser shall be entitled to set off the amount of the Claim as finally determined against the balance owing under the Promissory Note I.

                 9.5 Limitation on Indemnification. Notwithstanding anything to the contrary herein, no Indemnified Party shall be entitled to be indemnified until the amount of the Claims against such Indemnifying Party equals or exceeds $25,000. Once the amount of such Claims equals or exceeds $25,000, then the Indemnified Party shall be entitled to full indemnification for all Claims against the Indemnifying Party. Notwithstanding anything to the contrary herein, Seller's total obligation to indemnify Purchaser in respect of Purchaser's claims for indemnification hereunder shall not exceed $200,000.

                 9.6 Arbitration. All disputes under this Section 9 shall be settled by arbitration in Los Angeles County, California before a single arbitrator pursuant to the rules of the American Arbitration Association ("AAA"). Arbitration may be commenced at any time by any party hereto giving written notice to each other party to a dispute that such dispute has been referred to arbitration under this Section 9.6. The arbitrator shall be selected by the joint agreement of Seller and Purchaser, but if they do not so agree within 20 days after the date of the notice referred to above, the selection shall be made pursuant to AAA rules. Any award rendered by the arbitrator shall be accompanied by a written opinion of the arbitrator giving the reasons for the award, and shall be conclusive and binding upon the parties. This provision for arbitration shall be specifically enforceable by the party. The decision of the arbitrator shall be final and binding, and there shall be no right of appeal therefrom. Any arbitration award shall be enforceable in the Superior Court of the State of California, County of Los Angeles. The prevailing party in such arbitration, as determined by the arbitrator, shall be entitled to reasonable attorneys' fees and costs of such arbitration, costs of suit to enforce such arbitration award and all costs of collection of such arbitration award.

10.      PUBLICITY

                 Each party hereto agrees not to issue any press release or to make any public statement with respect to the transactions contemplated hereby without the consent, which shall not be unreasonably withheld, of Seller (in the case of releases or statements issued or made by Purchaser) or Purchaser (in the case of releases or statements issued or made by Seller), except as may be required by law, in which event such press release or public statement shall be made only after consultation with Seller or Purchaser, as the case may be.

11.      TERMINATION

                 11.1 Termination. This Agreement may be terminated at any time prior to the Closing:

                 (a)      By mutual agreement of Purchaser and Seller; or

                 (b) By Seller or Purchaser by notice to the other, without liability to the terminating party on account of such termination, if the Closing shall not have occurred on or before January 8, 1998; provided that if a party's willful breach of this Agreement has prevented the consummation of the transactions contemplated hereby, such party shall not be entitled to terminate this Agreement under this Section 11.1(b); or

                 (c) By Seller by notice to Purchaser, if any of the conditions set forth in Section 8.2 or 8.3 (to the extent applicable to Purchaser) shall not have been complied with or performed in any material respect by Purchaser and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before January 8, 1998;

                 (d) By Purchaser by notice to Seller, if any of the conditions set forth in Section 8.1 or 8.3 (to the extent applicable to Seller) shall not have been complied with or performed in any material respect by Seller and such noncompliance or nonperformance shall not have been cured or eliminated (or by its nature cannot be cured or eliminated) on or before January 8, 1998.

                 11.2]    Effect of Termination.  Termination of this Agreement
pursuant to Section 11.1 shall terminate all obligations of the parties under this Agreement except the parties' obligations under Section 7.2; provided, however, that termination shall not relieve a defaulting or breaching party from any liability to the other party under this Agreement.

12.      POST-CLOSING MATTERS

                 12.1 Hiring of Seller's Employees. As of the Closing Date, Purchaser shall offer employment to, and Seller shall use reasonable efforts to assist Purchaser in employing as new employees of Purchaser, those persons presently employed by Seller who are identified by Purchaser (the "Employees"). As of the Closing Date, Seller shall terminate any employment agreements it has with any of the Employees.

                 12.2 Employee Benefits. All Employees who are employed by Purchaser on or after the Closing Date shall be new employees of Purchaser, and any prior employment by Seller of such Employees shall not affect entitlement to, or the amount of, salary or other cash compensation which Purchaser may make available to them. All Employees employed by Purchaser shall no longer be considered employees of Seller for any purposes.

                 12.3 Access to Records. After the Closing, upon reasonable prior notice to Purchaser, Seller shall have full access to and the right to inspect and copy, during normal business hours, all files, accounts, books and records related to the Business which Seller transferred to Purchaser at the Closing.

                 12.4 Payments Received. After Closing, Seller and Purchaser shall hold and shall promptly transfer and deliver to the other, from time to time as and when received by them, any cash, checks with appropriate endorsements (using their best efforts not to convert such checks into cash), or other property that they may receive on or after the Closing which properly belongs to the other party, including, without limitation, any insurance proceeds, and shall account to the other for all such receipts.

                 12.5 Use of Name. From and after the Closing Date, Seller shall sign such consents and take such other action as Purchaser may reasonably request in order to permit Purchaser to use the name "Capitol Metals Co., Inc." From and after the Closing Date, Seller shall not use the name "Capitol Metals Co., Inc." or any names deceptively similar thereto. Promptly after the Closing, Seller shall change its corporate name to a name which is dissimilar to "Capitol Metals Co., Inc."

                 12.6 Duferco and Ferrostaal Inventory. After Closing, Purchaser agrees to store, without charge, on behalf of Seller, the Duferco and Ferrostaal inventory described on Schedule 1.3 until the pending litigation concerning such inventory is concluded. Upon conclusion of such litigation, Purchaser shall deliver such inventory as directed by (and at the expense of) the owner thereof.

13.      MISCELLANEOUS

                 13.1 Brokers', Finders' and Related Fees. Except as set forth in Schedule 13.1, Seller and Purchaser each represent and warrant to the other that no person, firm, corporation or other entity is entitled to any brokerage fee or other commission from the other party in respect of the execution of this Agreement or the consummation of the transactions contemplated hereby, and each party shall indemnify and hold harmless the other and any affiliate of them against any and all claims, losses, liabilities or expenses that may be asserted against any of them as a result of any dealings, arrangements or agreements by the indemnifying party with any such person, firm, corporation or other entity. Seller shall retain sole responsibility and liability for the fees and costs of the broker(s) identified on Schedule 13.1.

                 13.2 Expenses. Except as set forth in Section 9, each party hereto shall pay its own expenses incidental to the negotiation, preparation, execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby.

                 13.3 Integration; Amendments. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof. Any and all previous agreements and understandings between the parties regarding the subject matter hereof, whether written or oral, are superseded by this Agreement. This Agreement shall not be amended or modified except by an instrument duly executed by each of the parties hereto, subject to the approval of the Bankruptcy Court in the Seller's Chapter 11 Case.

                 13.4 Assignment; Binding Effect. This Agreement may not be assigned by any party hereto without prior consent of the other, which consent may be granted or withheld in the sole and absolute discretion of the party whose consent is requested. Subject to the foregoing, all of the terms and provisions of this Agreement shall be binding upon and inure to the benefit of, and be enforceable by, the successors and assigns of Seller and Purchaser.

                 13.5 Waiver. Any term or provision of this Agreement may be waived at any time by the party entitled to the benefit thereof by an instrument duly executed by such party, subject to any approval of the Bankruptcy Court that may be required by law.

                 13.6 Notices. Any notice, request, demand, waiver, consent, approval or other communication which is required or permitted hereunder shall be in writing and shall be deemed given only if delivered personally, by facsimile (which is confirmed), by courier or sent by certified mail, postage prepaid, addressed as follows:

                 If to Purchaser, to:

                          CONSOLIDATED CAPITOL OF NORTH AMERICA, INC.
                          436 Seneca Lane
                          Boca Raton, Florida  33487
                          Facsimile No.: (561) 988-3046
                          Attention: Mr. Chris Wolf

                 With a copy to:

                          GALLAGHER BRIODY & BUTLER
                          212 Carnegie Center, Suite 402
                          Princeton, New Jersey  08540
                          Facsimile No.: (609) 452-0090
                          Attention: Barbara J. Comly, Esq.

                 If to Seller, to:

                          BINHAD, INC.
                          2850 Benedict Canyon Road
                          Beverly Hills, California 90210
                          Facsimile No.: (310) 275-9197
                          Attention:  Mr. Daniel J. Eget

                 With a copy to:

                          SULMEYER, KUPETZ, BAUMANN & ROTHMAN
                          300 South Grand Avenue
                          Los Angeles, California  90071
                          Facsimile No.: (213) 629-4520
                          Attention: Victor A. Sahn, Esq.

or to such other address as the addressee may have specified in a notice duly given to the sender as provided herein. Such notice, request, demand, waiver, consent, approval or other communication shall be deemed to have been given as of the date so delivered.

                 13.7 Governing Law. This Agreement shall be governed by and interpreted and enforced in accordance with the laws of the State of California, without regard to choice-of-law principles. The parties hereby agree that subject to Section 9.6, any proceeding to enforce of this Agreement shall be brought in Los Angeles County, California.

                 13.8 No Benefit to Others. The representations, warranties and covenants in this Agreement are for the sole benefit of the parties hereto and, in the case of Section 9 hereof, the indemnified parties, and their heirs, executors, administrators, legal representatives, successors and assigns, and shall not be construed as conferring any rights on any other persons.

                 13.9 Headings and "Persons". All section headings contained in this Agreement are for convenience of reference only, do not form a part of this Agreement and shall not affect in any way the meaning or interpretation of this Agreement. Any references to a "person" herein shall include an individual, firm, corporation, partnership, trust, governmental authority or body, association, unincorporated organization and any other entity.

                 13.10 Schedules and Exhibits. All Exhibits and Schedules referred to herein are intended to be and hereby are specifically made a part of this Agreement

                 13.11 Severability. Any provision of this Agreement which is invalid or unenforceable in any jurisdiction shall be ineffective to the extent of such invalidity or enforceability without invalidating or rendering unenforceable the remaining provisions hereof, and any such invalidity or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                 13.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which when executed and delivered shall be deemed to be an original and all of which counterparts taken together shall constitute but one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

                 IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first set forth above.

                                       PURCHASER:


                                       CONSOLIDATED CAPITAL OF
                                       NORTH AMERICA, INC.


                                       By: /s/ Christian Wolf
                                          ---------------------------------
                                           Christian Wolf
                                           Chief Executive Officer

                                       SELLER:


                                       CAPITOL METALS CO., INC.



                                       By: /s/ Daniel J. Eget
                                          ---------------------------------
                                           Daniel J. Eget
                                           Chairman of the Board